                                                                     Exhibit 3.1

                             THE COMPANIES ORDINANCE

                       A PRIVATE COMPANY LIMITED BY SHARES

                            MEMORANDUM OF ASSOCIATION

                                       OF

                        LIPMAN ELECTRONIC ENGINEERING LTD

1.       The Company's name: Lipman Electronical Engineering Ltd.

2.       The objects for which the Company was formed are:

         (a)      to engage in the manufacture, trade, planning and service of electronic devices, machines, installations and accessories in the electronics and electricity field (hereinafter referred to as "electronic devices");

         (b)      to engage in the purchase, sale, rental, distribution,
                  marketing, repair and manufacture of electronic devices;

         (c)      to engage in all the electronics spheres as manufacturers, traders, service providers, carriers, consultants, investors, engineers, technicians, managers and in any other way
                  beneficial to the Company;

         (d)      to employ sub-contractors and employees and commission them to perform the Company's engagements and work;

         (e)      to establish, manage and maintain factories, workshops,
                  laboratories, warehouses, shops and displays for the
                  management of the Company's business;

         (f)      to represent companies and/or firms in the electronics field as agents, representatives, commission agents, trustees and in any other manner;

         (g)      to engage in the purchase and acquisition in any other manner of professional know-how and techniques of whatsoever type for the improvement of the Company's business and professional development and to provide professional know-how as aforesaid by the sale thereof or by otherwise conveying the use thereof for consideration to any person or corporation, in Israel or abroad, and to manage consultancy and planning services in electronics matters and the installation and assembly thereof;

         (h)      to engage in financing and investment activities and other activities of capital owners and to manage financial trust and consultancy services in all the spheres and to engage in
                  investments of various types;

         (i)      to accept, give, transfer, maintain and manage assets of
                  whatsoever type, including immovable assets, goods, monies, shares, securities and rights, for itself and/or for any
                  person and/or corporation;

         (j)      to serve as importers, purchasers, manufacturers, marketers, agents, vendors, landlords, equipment and service providers of any products, commodities, devices, machines, merchandise and other movable property required by or desirable to the Company for the purpose of its management and the management of its customer service business;

         (k)      to engage in the promotion, foundation, financing, operation and management of plants and companies and to participate
                  therein, be a manager or single manager therein, to supervise them, assist them, to procure their winding up and
                  dissolution, to procure their consolidation or merger with other businesses, plants and companies, in any manner the
                  Company deems fit;

         (l)      to import, purchase, acquire, rent, borrow or otherwise
                  obtain, to operate and manage planning and architectural
                  means, equipment and drafting materials, aids for engineering and architectural planning and product design, office
                  machinery, computers, bookkeeping machines, calculating and adding machines, typewriters and accessories, equipment and any commodities required by the Company for the purpose of realising its objects or for the purpose of managing its
                  business and services;

         (m)      to employ engineers, architects, planners, designers,
                  draftsmen and other employees, agents, representatives,
                  sub-contractors, commissions agents and trustees, and to
                  commission them to perform the Company's engagements and work;

         (n)      to participate in tenders, competitions and campaigns and to propose itself for any tender, service and act required for the purpose of winning a tender, competition, campaign,
                  concession and agency;

         (o)      to issue shares, debentures, bonds, obligations and securities of whatsoever type and to secure the aforegoing in any manner it deems beneficial, with full authority, to determine that the aforegoing is transferable, that they are offered for a fixed term or for an unlimited term and to charge for the
                  security thereof, by a nomination or in any other way, all or any of the

                  Company's present or future property, and if it deems fit also its unpaid capital and the goodwill;

         (p)      to provide credit with or without collateral and in general on such terms and conditions as the Company deems fit, to give, deposit or lend monies, securities and property to such
                  persons or legal entities and on such terms and conditions as the Company determines and in particular against certain
                  floating charges, mortgages, pledges, guarantees or collateral of whatsoever type as the Company deems fit;

         (q)      to lend, collect and secure the payment of monies in any
                  manner the Company deems fit and in particular by issuing
                  debentures or debenture stock which is secured or unsecured by floating charges or particular charges over the Company's
                  assets, or any of them, existing or that shall exist in the future, or by guarantees or collateral of whatsoever type, including the uncalled share capital and to redeem, purchase or pay debentures as aforesaid;

         (r)      to apply for, purchase or otherwise acquire and protect or extend or renew in Israel or abroad all manner of patents, rights in respect of documents, invention rights, licenses, protections and concessions that appear beneficial or
                  advantageous to the Company and it may use and derive a
                  benefit, manufacture pursuant to licenses or grant licenses or rights of pre-emption in connection with the aforegoing, and it may expend monies for the purposes of experiments or
                  examinations or for the purpose of improving or attempting to improve all manner of patents and inventions or rights which the Company acquires for itself or which it wishes to acquire;

         (s)      to do all the acts and things specified in the Second Schedule to the Companies Ordinance and to exercise all or some of the powers specified in the Second Schedule to the Companies
                  Ordinance, and it is hereby declared that any object or
                  permission to act added to the Second Schedule to the
                  Companies Ordinance by any amendment or addition thereto or otherwise - shall be deemed to have been expressly added to and included in this memorandum; however, any object deleted from the Second Schedule to the Companies Ordinance by
                  amendment, deletion or otherwise - shall not be deemed to have been deleted from this memorandum and shall continue to be included herein, unless the object is prohibited at such time by the law prevailing in the State of Israel;

         (t)      to do any other act which might be beneficial in realising the
                  Company's objects and to engage in all the areas and do all the acts directly or indirectly connected with and involved in the Company's objects. Each of the aforementioned objects
                  shall be deemed a main object and independent of

                  the others and shall not in whatsoever manner be limited or restricted by the connection or conclusion or interpretation deriving from the Company's name, the wording of any object or the order in which the above objects are detailed.

3.       The members' liability is limited.

4.       The Company's share capital is NIS 35,000,000 (thirty five million New
         Israeli Shekel) and is comprised of 35,000,000 ordinary shares of NIS 1 each. The above mentioned shares shall vest the holders thereof with rights as provided in the Company's articles of association. The
         Company may, pursuant to a special resolution and subject to section 45 of the Companies Ordinance, increase or reduce its capital from time to time and it may issue any part of its original or increased capital with preferred rights, or special rights or with special conditions in connection with dividends, the right to vote, the right to appoint directors or other rights, and the Company may re-divide or convert all the Company's capital or part thereof into shares of various classes and alter the rights attached to any class, in the manner determined in the Company's articles.

5.       We the persons whose names and addresses appear below, wish to be incorporated as a company in accordance with this memorandum of association and we agree to take the number of shares in the Company's capital as recorded alongside our names respectively.

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Subscribers' Names            Description and Address           No. of Shares Taken by Each      Signature
                                                                Subscriber
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Aharon Lipman                 Electronics technician            50 ordinary shares               (Signed)
ID 164363
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Rami Lipman                   Electronics engineer              50 ordinary shares               (Signed)
ID 164364                     17 Caesarea, Haifa
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Amnon Ben-Dror                Sports instructor                 1 ordinary shares                (Signed)
ID 5129231                    26 Catznelson, Petach Tikva
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This 22nd day of July 1974

/s/ Aharon Lipman
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Witness to Signatures